                                                                EXHIBIT h(50)(b)

                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                (Series I shares)

This amendment (the "Amendment") is made and entered into as of May 1, 2002, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

         1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                                AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin                     By: /s/ Gary T. Crum
        ---------------------------                -----------------------------
Name:  Nancy L. Martin                          Name:  Gary T. Crum
Title: Assistant Secretary                      Title: Senior Vice President

(SEAL)

                                                PRINCOR FINANCIAL SERVICES
                                                CORPORATION

Attest: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
        ---------------------------                 ----------------------------
Name:  [ILLEGIBLE]                              Name:  [ILLEGIBLE]
Title: [ILLEGIBLE]                              Title: [ILLEGIBLE]

(SEAL)

                                                PRINCIPAL LIFE INSURANCE
                                                COMPANY

Attest: /s/ [ILLEGIBLE]                         By: /s/ David House
        ----------------------------                ----------------------------
Name:   [ILLEGIBLE]                             Name: DAVID HOUSE
Title:  [ILLEGIBLE]                             Title: ASST. DIR.

(SEAL)

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS
(Series I shares)

         AIM V.I. Aggressive Growth Fund
         AIM V.I. Core Equity Fund
         AIM V.I. Growth Fund
         AIM V.I. International Growth Fund
         AIM V.I. Premier Equity Fund

SEPARATE ACCOUNTS UTILIZING AND CONTRACTS PROVIDED BY THE SEPARATE ACCOUNTS

  Principal Life Insurance Company                Principal Life Insurance Company
         Separate Account B                        Variable Life Separate Account
  --------------------------------                --------------------------------
(1) The Principal(R) Variable Annuity      (1)  PrinFlex Life(R) Variable
                                                Life Insurance
(2) Principal Freedom Variable Annuity     (2)  Survivorship Variable
                                                Universal Life Insurance
                                           (3)  Flexible Variable Life
                                                Insurance
                                           (4)  Principal Variable Universal Life
                                                Accumulator (VUL)
                                           (5)  Executive Variable Universal Life  (EVUL)